UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: November 26, 2014

ARTVENTIVE MEDICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-144226	26-0148468
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

2766 Gateway Rd.

Carlsbad, CA 92009

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (760) 471-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its 2014 annual meeting of shareholders (the “Annual Meeting”) on November 26, 2014.  The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1:  Election of Directors:

Name of Director	For	Withheld	Broker Non-Vote
H. James Graham	37367799	0	0
Dr. Leon Rudakov	37367799	0	0

Proposal 1 was approved.

Proposal 2:  To ratify the election of Anderson Bradshaw, PLLC as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain
37367799	0	0

Proposal 2 was approved.

Proposal 3:  To approve a 2014 Stock Option Plan for Employees and Consultants approved by the Board of Directors.

For	Against	Abstain
37367799	0	0

Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTVENTIVE MEDICAL GROUP, INC.
/s/ H. James Graham
Dated: December 12, 2014	By:	H. James Graham
	Its	CEO